Exhibit 10.4
GOODS AGREEMENT
STATEMENT OF WORK
Agreement # ROC-P-68
SOW# 8
This Statement of Work #8 (“SOW #8”) adopts and incorporates by reference and solely for the purposes of this SOW #8 amends certain terms and conditions of Goods Agreement # ROC-P-68 (the “Agreement”) between International Business Machines Corporation (“Buyer”) and Brocade Communications Systems, Inc. and Brocade Communications Switzerland SarL (collectively, “Supplier”). Transactions performed under this SOW #8 will be conducted in accordance with and be subject to the terms and conditions of this SOW and the Agreement. The initial term of this SOW #8 shall be effective upon the last signature to this SOW #8 (“Effective Date”). The initial term of this SOW #8 is three (3) years from the Effective Date (the “Initial Term”). Upon expiration of this Term, this SOW will be automatically renewed for additional one (1) year terms (each period, a “Renewal Term”) unless terminated by either party upon [**]written notice prior to the expiration of any Renewal Terms. (Unless otherwise specified, the Initial Term and each Renewal Term shall be collectively referred to as the “Term”). Unless otherwise provided herein, capitalized terms shall have the meaning as set forth in the Agreement.
R E C I T A L S
     WHEREAS, Buyer and Supplier desire that Buyer become the worldwide leader in sales of Ethernet networking products through the OEM distribution of Supplier’s portfolio of Ethernet networking products covered by this SOW;
     WHEREAS, Buyer and Supplier desire to attain first year revenue of [**] USD and second year revenue of $[**] USD; provided, however, neither party has guaranteed to the other that such revenue targets will be achieved; and
     WHEREAS, in order to accelerate Buyer’s entry and growth into this product segment and in recognition of Supplier’s status as Buyer’s preferred vendor for such Ethernet networking products, [**]; and.
     WHEREASNOW, THEREFORE, in consideration of the mutual premises and other good and mutual consideration contained herein, Supplier and Buyer agree as follows:
A G R E E M E N T
1.0 PRODUCT DESCRIPTION
1.1 Initial Products
The following is the initial set of Products to be made available to Buyer under this SOW #8: NetIron MLX 4/8/16 Slot Chassis, NetIron CES 2000 48-port switches, FastIron GS 48-port switches and FastIron SX800/SX1600 chassis. A complete description and listing of Products and related post warranty maintenance and support service offerings is attached hereto as Attachment A, which may be updated from time to time by written consent of the parties.
1.2 Customization Of Products
1.2.1	Products will be sold and marketed under the Buyer’s brand;

1.2.2 Supplier products that are already generally available by Buyer’s announcement date will not be subject to customization, unless agreed to by Supplier and Buyer in advance; provided, however, that such products will receive new Mylar (i.e., the Buyer logo) and labels, but there will be no changes from the Supplier black paint to Buyer black paint and no painting in areas that are not currently painted;

1.2.3	Future customization support for new releases of these products or for added products will be as mutually agreed upon; and

1.2.4	Supplier will meet Buyer’s accessibility requirements process in a mutually agreed upon timeframe.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.3 Future Product Roadmap
Supplier is not required to include any Buyer-specific future features, product lines, software code streams or any other custom product or accessories, unless otherwise agreed. Buyer and Supplier will work to unify the Supplier product set with Buyer data center management offerings (e.g., Director/Tivoli).
1.4 Open Source Software
Supplier will deliver at the earlier of a date requested by Buyer or prior to its first shipment of Product: (i) a fully completed and signed certificate of originality (in a form to be specified by Buyer) for all Code and Documentation, and (ii) all Code and Documentation owned or licensable by Supplier that is required to operate the Products and for the purpose of facilitating the basic design or use of the Products including, by way of example, all drivers, firmware and software development kits associated with the Products or useful in the design of Buyer systems which will incorporate Products. The foregoing will be provided in a format and media as specified by Buyer. Additionally, Supplier will promptly deliver to Buyer all updates (including, without limitation, all error corrections, enhancements and new versions) to such Code and Documentation in the same format and media as specified by Buyer.
1.5 Certifications
Supplier is responsible (at its own cost) for obtaining Supplier’s standard agency approvals as agreed to by the Parties. Should Buyer require multiple listing registration of such agency approvals, Supplier will assist Buyer, at Buyer’s cost. Cost of any unique or incremental listings agreed to by the parties will be at Buyer’s expense.
1.6 Quality Standards
1.6.1 Supplier shall provide to Buyer information documenting the Products’ compliance with the quality standards set forth as Attachment B to this SOW#8.
1.6.2 Any of Supplier’s contract manufacturers shall be certified to an ISO 9000 standard or higher.
1.6.3 At Buyer’s request, supplier shall perform failure analysis on failed Products returned to Supplier. Upon determining the root cause of the failure, Supplier shall communicate that root cause to Buyer and establish a corrective action plan to remediate such root cause. Buyer will assist Supplier with tracking all open failures and will work with Supplier to implement appropriate corrective action as reasonably determined necessary by Supplier.
1.7 General Product Specifications
          Where applicable, Products will comply with all the requirements set forth in the Buyer documents identified below:
•	CS1-1121-015, IBM Corporate Standard “Automatic Identification (AI) for Packaging, Distribution and Manufacturing — Bar Coded Labels”

•	BA21-9261-11b, “Packaging and Handling - Supplier and Interplant Requirements”

•	ISO 2859, Sampling Procedures for Inspection by Attributes

•	ISO 3951, Sampling Procedures for Inspection by Variables

•	EIA - 599 - A, Continuous Improvement

•	EIA - 659 - A, Failure, Mechanism, Driven Reliability Monitoring

•	EIA - 670, Quality System Assessment

•	EIA - 671- A, Problem Analysis and Corrective Actions

•	EIA - JESD - 38, Standard for Failure Analysis Report Format

•	EIA - JESD - 46, Product Change Notice

•	EIA - JESD - 50, Maverick Product Elimination

•	SQE 001 ECAT Supplier Quality Requirements

•	Supplier’s published specifications, catalogs, marketing materials, and other documentation, including references in such materials to future upgrades or performance

•	FAA Certification, Supplier certifies that Products and their packages do not contain explosives, hazardous materials, incendiaries and/or destructive devices as defined by the FAA

•	IBM Environmental Engineering Specifications 46G3772, and either 53P6233 or 97P3864 (as approved by Buyer) found in the Environmental Requirements section of IBM’s Information for Suppliers website:

(http://www-03.ibm.com/procurement/proweb.nsf/ContentDocsByTitle/United+States~Information+for+suppliers).
•	All Product claims, descriptions, specifications, and other requirements described in the Product bill of material, elsewhere in this Agreement, and via other written or electronic communications sent from or approved by Buyer.

•	Supplier Quality Requirements Document (SQRD).

•	Product Quality Addendum (PQA)

•	Vol 3 section 3.1.1 of the IBM Global Label guidelines documents the required format for shipping labels:
http://www-
03.IBM.com/procurement/proweb.nsf/objectdocswebview/fileglobal+labeling+guide+3/$file/gl_guide 3.pdf
Please be advised that all IBM Global Label Guidelines can be found externally on the IBM Global Procurement website:
http://www-
03.Buyer.com/procurement/proweb.nsf/ContentDocsByTitle/United+States~Global+labeling+guides?OpenDocument&Parent=Information+for+suppliers

•	The IBM Corporate Standard for country of origin marking can be found at:
https://w3-03.IBM.com/chq/ico/icoweb.nsf/ObjectFileDocView/C-S+1-1121-
003+Country+of+Origin+Labeling+for+Products,+Sub-assemblies+and+Parts+Jun2004.pdf/$File/C-S+1-1121-003+Country+of+Origin+Labeling+for+Products,+Sub-assemblies+and+Parts+Jun2004.pdf

•	The IBM Corporate Standard for Accessibility Guidelines can be found at:
http://www-
03.ibm.com/procurement/proweb.nsf/ContentDocsByTitle/United+States~Accessibility+guidelines+for+suppliers?OpenDocument&Parent=Information+for+suppliers
Buyer and Supplier will mutually agree to the applicable Accessibility Guidelines for each Product.
2.0 PART NUMBERS, PRICE AND OTHER TERMS
2.1 Pricing
All product part numbers and pricing are attached hereto as Attachment A, Products and Pricing.
All prices are in U.S. dollars. Transfer prices will be based on [**], as shown in Attachment A, and such prices will be updated to reflect changes to [**]. Supplier agrees to give Buyer [**]. No price increases would be effective until 30 days after such notice is received.
Supplier agrees to a minimum [**]. Both Supplier and Buyer must mutually agree to additional products added to the agreement.
Supplier agrees to provide a quarterly rebate of one percent (1%) on those [**] if Buyer achieves the quarterly revenue spend targets with Supplier set forth below. The initial eligibility period is [**]. If Buyer [**] for [**] and [**], then [**]. The parties will [**] for the foregoing [**] shall be [**].
OOW (Out of Warranty) post warranty unit price for repair is as stated in Exhibit A, “Post Warranty Services”, under Pricing.
The parties agree to meet as required from time to time, but no more often than once each quarter, to discuss any changes in marketplace conditions and if warranted, agree to negotiate in good faith any price adjustments necessary to have the Products remain competitively priced.
2.2 Payment terms Terms for payment on all invoices will be net [**]days from receipt of an acceptable invoice by Buyer.

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2.3 Taxes and duties Prices do not include any sales, use or other similar taxes that do not apply to Buyer as a reseller of Products and/or Services. As may be necessary from time to time, the parties agree to negotiate in good faith to establish the terms and conditions for all legal, regulatory and administrative requirements, in addition to all associated duties and fees, associated with importation of Products into the country where the Product is received by Buyer, which terms will be incorporated into this Agreement when signed by both parties. Supplier’s invoices shall state applicable taxes owed by the Buyer, if any, by tax jurisdiction and with a proper breakdown between taxable and non-taxable Products and Services. Supplier shall remit such tax payments to the appropriate jurisdiction. Supplier agrees to use its commercially reasonable efforts to properly calculate any applicable Taxes at the time of invoice. Supplier and Buyer agree to cooperate to minimize any applicable Taxes, including reasonable notice and cooperation in connection with any audit. Any incremental taxes shall be Supplier’s responsibility. If Buyer provides certification of an exemption from Tax or reduced rate of Tax imposed by an applicable taxing authority, then Supplier shall not invoice for nor pay over any such Tax unless and until the applicable taxing authority assesses such Tax, at which time Supplier shall invoice and Buyer shall pay any such Tax that is legally owed.
Buyer shall withhold taxes, if required under the law to be withheld on payments made to Supplier hereunder and shall be required to remit to Supplier only the net proceeds thereof. Buyer shall remit the taxes withheld to the appropriate government authority and agrees to provide Supplier in a timely manner with properly executed documentation or other information or receipts or certificates evidencing Buyer’s payment of any such withholding tax.
2.4 Point of Sale (POS) Reporting
Buyer will provide Point of Sale (POS) Information to Supplier by the 15th of each month for sales in the previous month. The POS report will include the following information:
Supplier — i.e. Brocade
Channel (Chnl) — i.e. Retail, Internal, GTS, etc.
Contract (Con) — i.e. IBM contract number
Machine Type (Mt) —
Feature Code (PnFc) —
IBM Part number (IBM Pn)
Brocade Part number (Brocade Pn)
Description
Serial Number
GEO
Country Name or State
Zip Code
Quantity
Ship Date (Assd)
MES = non-configured upgrade to existing order
Bp = IBM Business partner; this field indicates whether the unit(s) went to IBM reseller or direct end user
2.5 Delivery
2.5.1 Shipment All Products purchased under this Agreement will be shipped Ex-Works manufacturing site/merge centers (based on Incoterms 2000) to Buyer and/or designated End Users or Buyer Resellers, except where Buyer requires Product in a consignment hub where shipment will be ExWorks consignment hub location or other terms negotiated between the parties. As used in this Agreement, shipment and delivery are synonymous. For purposes of this Agreement, shipment and delivery occur upon delivery of Products by Supplier at Supplier’s point of shipment to the common carrier specified by Buyer. Supplier will notify Buyer prior to shipping a partial quantity of a particular Order of Products. In the event that Supplier is unable to ship Products on the committed Ship Date as specified in Section 4.2, Supplier agrees, at Buyer’s option, to use reasonable premium freight transportation to expedite delivery to Buyer.

2.5.2 Delivery Flexibility Buyer and Supplier will work together to ensure maximum order delivery flexibility. Supplier shall obtain Buyer’s approval prior to making any early shipments. Early shipments are defined as any deliveries made [**] or more prior to Buyer’s requested shipment date.
2.5.3 Title and Risk of Loss Title to Equipment (exclusive of title to Software), and risk of loss will pass from Supplier to Buyer upon delivery to Buyer’s designated carrier, as specified in Buyer’s Purchase Order. Title to Software Products remains with Supplier but risk of loss passes upon delivery to Buyer’s designated carrier. At the time of Product delivery, Supplier shall provide Buyer with all documents of title necessary for Buyer (or its Affiliates) to take possession of such Products.
2.6 Country of Origin Supplier certifies the Products purchased hereunder shall have a country of origin of USA, Mexico or China, as provided under applicable United States law and regulations. If there are any changes to a Product’s country of origin, Supplier will notify Buyer by providing a new country of origin certification signed by an authorized Supplier representative before shipping any Products other than those with the country of origin listed above. Additionally, for MES orders, Supplier will provide Buyer with country of origin details for each line item within every MES order. These details are to be made available to Buyer prior to shipment, so as to enable Buyer to update shipping systems and create shipping documentation with relevant and accurate country of origin information. Supplier acknowledges that Buyer will rely upon this certification in making representations to Buyer customers and to comply with various laws and regulations.
2.7 Warranty period Product warranty period is [**] from the date of shipment for Equipment and [**] for Software, except for Products identified as FRU’s (Field Replacement Units) in Attachment A for which the [**] warranty period will commence on the earlier of: (i) [**] following the date of shipment, or (ii) upon installation at a customer site; provided Buyer notifies Supplier in writing of the date the FRU is installed, the serial number of the switch the FRU is installed into, and the serial number of the defective FRU. For warranty redemption, Buyer shall not return any Product, which Buyer determines to be defective, without a return material authorization number (“RMA”) issued by Supplier.
2.8 Notice of Product Withdraw Supplier will provide Buyer with [**] written notice of its intent to withdraw any Product prior to the last date of manufacture of a Product (“End of Life” or “EOL”). Buyer shall provide to Supplier a non-binding forecast for Products and FRUs [**] from the receipt of Supplier’s notice of End of Life. Buyer will provide a revised EOL FRU forecast in each year during the [**] EOL period, as requested by Supplier. Buyer shall provide to Supplier a non-cancelable last-time buy WA for forecasted Products no later than [**] prior to the End of Life date (last date of manufacture). Such Product purchases must be scheduled to ship no later than the End of Life date. For delivery requests outside of the Notice Period or order requests after Buyer’s last-time buy purchase has been placed, Supplier will review on a case-by-case basis Buyer’s request(s).
2.9 Epidemic Defect Rate The Epidemic Defect Rate is defined as [**] or more occurring with the same Product for the same defect over a [**] rolling average.
2.10 Use of Subcontractors Either party may use subcontractors to perform its obligations hereunder. Notwithstanding this subsection, either party’s use of subcontractors will not relieve such party of the responsibility for the subcontractor’s performance.
3.0 ORDER FULFILLMENT
3.1 Configure To Order (CTO) — Supplier agrees to manufacture, assemble, test, inspect, package and deliver Configure to Order (CTO) Products in accordance with Buyer’s Product configuration details contained in Release WA’s. Supplier will assemble the CTO Product in accordance with Specifications, test per Buyer approved process, and package for shipment designated by Buyer in support of customer order fulfillment. CTO products will be manufactured in accordance with IBM Quality standards specified in the Supplier Quality Requirements Document (SQRD), including Product Quality Addendums (PQA), if any, to the SQRD, and in accordance with

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IBM’s product structure / content defined in the formal EC released BOM structure. Initially, non-integrated chassis based Product may ship as a zero port base chassis and modules (e.g. port blades), but must be tendered in a single complete shipment. Supplier recognizes Buyer’s need for a factory install configuration model and will work with Buyer to implement such a model no later than [**]
3.2 Fulfillment Logistics — General
Buyer will acquire and sell products on a direct ship basis via a single Supplier US source of supply during the initial phase of this Agreement. The parties will negotiate in good faith the location and timing of future changes to a single worldwide source of supply so as to limit disruption in supply to Buyer’s customers and allow adequate time for required infrastructure changes to Buyer’s fulfillment processes.
3.3 Forecast
Buyer shall provide Supplier with a non-binding twelve (12) month rolling monthly forecast no less often than monthly throughout the term of this Agreement for Products and Parts as mutually agreed between the parties. The first forecast shall be made available to Supplier no later than sixty (60) days prior to the date Buyer declares the Product as being generally available (“GA”) to Buyer’s customers. Forecasts are not Orders or a commitment to buy, and are used for planning purposes only, and Buyer has no obligation to purchase units of Products in accordance with its forecasts. Supplier understands and agrees that such forecasts are for Supplier’s planning purposes only and they do not create any obligation or liability on the part of Buyer, either directly or indirectly.
The most recent forecast will supersede previous forecasts. Buyer will send WAs to Supplier or Supplier’s subcontractor(s) on a daily basis as they are generated.
3.4 WA Issuance
Buyer is under no obligation to purchase any Products and/or Services, except as ordered in WAs and within the liability limits addressed elsewhere in the Agreement. Supplier or Supplier’s subcontractor(s) will comply with Buyer’s requested changes to delivery of Products specified in a WA as described in this SOW without additional charge to Buyer. The parties acknowledge that WAs may be placed on Supplier under this SOW by entities other than the Buyer, but only to the extent expressly authorized by Buyer (and agreed to by Supplier, such that Supplier’s consent will not be unreasonably withheld) in writing, and Supplier agrees that for such purchases that (a) the Buyer authorized third party purchaser under this SOW, shall have extended to it all the obligations, protections, rights, and other benefits of the Agreement with respect to the applicable WA; (b) Buyer is a third party beneficiary and has the right to enforce the terms of this Agreement on such purchases on a joint and several basis; and (c) Buyer shall not be liable to either party with regard to such purchase transactions.
4.0 WA FLEXIBILITY
4.1 Allocation of Product Supply
Supplier or Supplier’s subcontractor(s) shall deliver Products as specified in the WAs. Notwithstanding any other provisions of this Agreement if Supplier or Supplier’s subcontractor(s) are unable to deliver Product as specified in the WAs, Supplier or Supplier’s subcontractor(s) will give Buyer prompt written notice of such inability to deliver Product along with an estimate of the duration of the shortage. During such shortage period, the parties agree that Supplier or Supplier’s subcontractor(s) will use an allocation method for fulfilling Buyer’s WAs providing Buyer, at a minimum, a share of available capacity equivalent to the proportion of normal production capacity applied to fulfilling Buyer’s WAs immediately before the occurrence of such shortage. If Supplier or Supplier’s subcontractor(s) fail to correct such inability to supply Product or fail to develop a plan, acceptable to Buyer, to correct such inability to supply Product, Buyer will have the right to cancel such WA(s) or portions thereof by written notice. If Buyer cancels WAs under this Section 4.1 Buyer’s only obligation is to pay for Products already delivered at the time of Buyer’s cancellation notice.
4.2 Standard Order Lead Time, End of Quarter, and End of Month Lead Time
Supplier is responsible to plan, purchase and stock inventory levels in accordance with Buyer’s forecast to support a time commitment of [**]beginning on the Effective Date. [**], Supplier will support a time commitment of [**] or

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less between WA receipt and shipment. Prior to September 1, 2009, the Parties will establish a mitigation plan for high priority orders that require a ship time of less than [**].
Notwithstanding the foregoing, Supplier agrees to a standard WA turnaround time of [**] from the time of WA receipt to shipment during the last [**] of the quarter (March, June, September, December) or last [**] of a non-quarter-end month-end (January, February, April, May, July, August, October, and November), and will use commercially reasonable efforts to meet this requirement and to satisfy last day WAs inside of [**].
Supplier understands the need and agrees to work (and agrees to have Supplier’s subcontractor(s) work) weekends and holidays as necessary when the weekend or holiday falls within the last [**] of Buyer’s quarter (March, June, September, December) and within the last [**] of Buyer’s non-quarter month-ends (January, February, April, May, July, August, October, and November). Buyer will notify Supplier at least [**] in advance of such weekends or holidays if Supplier is required to staff for such holidays and weekends.
4.3 Order Process
Supplier or Supplier’s subcontractor(s) shall acknowledge and accept via WA Acknowledgement all of Buyer’s WAs issued in accordance with the provisions of this SOW within [**] of receipt or as required by Buyer.
WA’s will be communicated to the Supplier or Supplier’s subcontractor(s) via Buyer’s Hardcard, to be replaced by Buyer’s FTP Interface program within a commercially reasonable timeframe. These messages will be transmitted in batches three (3) or more times per day. Each batch of WAs will be separated into three categories; “new WAs”, “altered WAs”, and “cancelled WAs”. WA detail is passed in the form of CTO Product part numbers, with each Product part number to be invoiced against its respective blanket purchase order. The WA detail shall include the “due date” which indicates the date the Product, MES or FRU, as the case may be, must be ready for transport to Buyer or its designated agent (“Due Date”).
4.4 Modified/Cancelled Order
Buyer may cancel or modify a WA [**] prior to Supplier or Supplier’s subcontractor(s) tender of product to Buyer or Buyer’s agent. Supplier or Supplier’s subcontractor(s) will use commercially reasonable efforts to manage all requests. Buyer will work to minimize and/or mitigate such events within [**] of the scheduled ship date.
4.5 Upside Flexibility
Supplier will use commercially reasonable efforts to meet a [**] increase to the current forecast within [**] of Buyer’s notification of such requirement.
4.6 Resolution of Customer Shipment Conflicts
Except in the case of evidence sufficient to convince Buyer, acting reasonably and in good faith, of a third party’s fault or Buyer’s misorder, Supplier assumes full responsibility for shipment of Product which Buyer’s customers claim as missing from Supplier or Supplier’s subcontractor(s) shipment; provided that, Supplier or Supplier’s subcontractor(s) failed to include such Product Part in the shipment and the Part’s absence is not a result of third party actions (e.g. Buyer’s carrier or the Parts were not included in the original order) taken after Supplier or Supplier’s subcontractor(s) delivered the Product package to Buyer’s carrier. In such cases, Buyer will notify Supplier of the specific missing Products or Parts. Supplier will use commercially reasonable efforts to ship missing Products or Parts to designated Buyer location with [**]of notification from Buyer. Supplier is responsible for all freight and handling charges associated with missing Product or Parts if Supplier is responsible for missing Parts in the shipment. All shipments for missing Parts are to be shipped next day air or the most expeditious method possible.
4.7 Special Orders
Supplier agrees to use commercially reasonable efforts to fulfill Buyer’s WA requirements placed outside Buyer’s FTP Interface Program. There will be no additional charges for WA requirements placed outside Buyer’s FTP Interface.

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4.8 Shipped and Uninstalled (S&U) Process
Supplier shall provide Shipped & Uninstalled CTO Product and MES Product (“S&U”) support to Buyer as outlined in the process below for shipping, controlling, and reuse of S&U that have been returned to Buyer as S&U.
Shipped and Uninstalled (S&U):
a)   Will be returned to Buyer from Buyer’s business partners, locations and customers, then shipped by Buyer to Supplier or Supplier’s subcontractor(s)
     b)   Buyer will confirm that S&U is un-used through an inspection process
     c)   Buyer will request an RMA from Supplier for S&U.
d)   Per the RMA, Buyer will deliver the S&U to Supplier or Supplier’s subcontractor(s) and Supplier or Supplier’s subcontractor(s) will accept return of the S&U Product and credit Buyer [**] for the S&U upon Supplier’s acceptance of the returned S&U product.
e)   Buyer shall pay Supplier a flat fee per order for each S&U that is returned to Supplier or Supplier’s subcontractor(s) as an approved RMA, as outlined below. Each fee covers the complete order per the original WA invoice price.
CTO (Plant) Orders: [**]
MES Orders:
     [**]
     [**]
Notwithstanding the foregoing, Supplier or Supplier’s subcontractor(s) shall have no obligation to accept return of S&U if Supplier is no longer providing Buyer with CTO or MES Products for any reason, including without limitation, termination of the Base Agreement or SOW or Buyer’s decision to no longer have Supplier supply Buyer with CTO or MES Products and to move such function to a third party or back to Buyer. Supplier or Supplier’s subcontractor(s) shall, at Buyer’s expense and risk of loss, send any S&U Product received by Supplier or Supplier’s subcontractor(s) after such time to a location which shall be designated by Buyer in writing. The return of S&U’s in any given quarter is limited to [**] of the previous quarter’s spend.
In the event that a CTO Product represented as S&U by Buyer is believed by Supplier to be damaged or used, Supplier will contact Buyer or Buyer’s designated representative for instructions to return damaged or used product to Buyer. Product mutually agreed to be “used” cannot be refurbished and returned to Buyer as new. Otherwise, S&U may be considered new by Supplier and may be used to fulfill future Buyer new WAs after any necessary re-testing and /or re-configuration.
4.9 Rework Orders
For Product that does not comply with the requirements of Section 4.8, Supplier or Supplier’s subcontractor(s) shall rework unopened, unused returned Product per Buyer requirement in exchange for a reasonable rework fee. Supplier will not be required to credit Buyer for these returns outside the limitations of Section 4.8. Buyer will pay freight for such returns to Supplier and return of Product to Buyer.
4.10 HVEC Hub Replenishment
4.10.1 Pull Definitions
“Pull Products” means Products specified in the Pull Product Profile per agreement of the Parties.
“Pull Product Profile” or “Pull Profile” or “MIRS Profile” means the agreed to Pull Products and process including, but not limited to, Product Type, Part Number, Replenishment Lead-Time and Packaging Specifications.
“Pull Purchase Order” or “Pro forma Purchase Order” or “PPO” means a blanket PO used for invoicing, receiving and forecasting purposes and does not represent a firm offer by Buyer nor bind Buyer to any quantity or delivery date.
“Upside Flexibility” means a percentage of Pull Products specified in the Pull Profile in excess of the Planning Schedule Quantity.
“Buffer Inventory Replenishment Lead-time” means the time from Supplier’s receipt of Buyer’s Planning Schedule for Supplier to replenish the Buffer Inventory.
“Planning Schedule” means Buyer’s forecast of requirements for Pull Products.

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“Pull Notification” or “Shipping Schedule” means Buyer’s only authorization (WA) for Supplier to deliver a specified quantity of Pull Products.
“Pull Notification Lead-Time” means the time from Supplier’s receipt of a Pull Notification to shipment of the Pull Products to Buyer’s location.
“Pull Program Inventory” means the minimum inventory for which Supplier is responsible to maintain, to satisfy Buyer’s quantities as specified in the Planning Schedule.
“Buffer Inventory” means the additional inventory that Supplier keeps as a safety inventory.
4.10.2 Planning
Buyer will issue a PPO to Supplier for all Pull Products. Buyer may issue a Planning Schedule at intervals as specified in the Pull Profile, the most recent Planning Schedule to supersede all previous Planning Schedules. The Planning Schedule provides a forecast of requirements for the Pull Products and establishes Upside Flexibility, if any, with the Supplier.
4.10.3 Pull Delivery
Supplier will deliver to Buyer on the delivery date the Pull Products specified in the Pull Notifications issued by Buyer, provided such Pull Notifications do not exceed the Planning Schedule Quantity. To the extent practicable, Supplier will comply with Pull Notifications for quantities of Pull Products in excess of the Planning Schedule Quantity, but at a minimum in accordance with the Upside Flexibility.
4.10.4 Pull Limitation of Liability
Buyer makes no representation or warranty and assumes no liability regarding the quantity of Pull Products that it will purchase.
4.10.5 End of Life Order
Pull Products for which Supplier has provided a written End of Life notice will be in accordance with Section 2.8, “Notice of Product Withdrawal”.
4.10.6 Inventory
Supplier will maintain a minimum of [**] of inventory in the hubs based on Buyer’s Forecast.
5.0 DOCUMENTATION
“Documentation” shall mean the OEM Manual and the Users Guide that Supplier generally makes available to its customers containing descriptive, operating, installation, engineering and maintenance information for Products, as such documents may be amended from time to time and any updates, modifications and enhancements made to them, during the term of this SOW.
Supplier shall provide Buyer with a master copy and one copy of all Documentation for each Product, in both hardcopy format and electronic format, suitable for dissemination by Buyer. Solely in conjunction with Buyer’s sale, installation, service and support of Products purchased under this Agreement, Supplier grants Buyer a nonexclusive, royalty-free right and license to copy, use, modify, translate and otherwise prepare derivative works of the Documentation and distribute the Documentation and derivative works to its customers, provided that Buyer keep Supplier’s copyright and other proprietary notices as may appear on such Documentation and refrain from doing anything that would jeopardize Supplier’s proprietary and other rights in the Documentation. Should Buyer require Supplier to make modifications to said Documentation, the cost will be at Buyer’s expense.
6.0 ENGINEERING CHANGES:
Engineering Changes shall not be applied to any Product under this Agreement unless implementation is conducted in accordance with the following engineering process:

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Supplier Changes: Supplier will notify Buyer (through the Technical Coordinator) of any engineering change that materially affects form, fit or function of the Product or any changes in sourcing or critical component suppliers. Notification will be in the form of a monthly 30, 60, 90 day report and will supply Buyer with a written description of the anticipated effect the engineering change will have on the Product, including price (savings), performance, reliability, serviceability, manufacturability and any cost impact to Buyer as a result of the implementation of the engineering change. For material changes that affect form, fit or function, Buyer has the right to approve or disapprove of such engineering changes, which approval shall not be unreasonably withheld. Buyer may elect to evaluate and test the prototype, parts and/or designs specified as part of the proposed change and Supplier shall provide such parts to Buyer at no charge for such evaluation and testing. Buyer (through the Technical Coordinator) shall approve or disapprove Supplier proposed changes within thirty (30) days of receipt of a written request, except for changes required to satisfy governmental standards or safety for which Buyer shall respond within five (5) business days, unless extended by mutual consent. Failure to respond within the applicable timeframe shall be deemed to be Buyer’s acceptance of such proposed change. If such change affects price, the Buyer Business Coordinator must also provide approval. If Buyer approves the engineering change, the Product Specification and unit pricing will be amended as required. Buyer will not unreasonably refuse to approve Supplier’s engineering changes into the Product.
Buyer Changes: Buyer may request in writing (through the Technical Coordinator) that Supplier incorporate an engineering change into the Product. Such request will include a description of the proposed change sufficient to permit Supplier to evaluate its feasibility. Within thirty (30) days of such request (or extended by mutual consent), Supplier will advise Buyer of the conditions under which it would make the engineering change. Supplier’s evaluation will be in writing and will state the increase or decrease price adjustment (if any) and the effect on the performance, reliability, safety, appearance, dimensions, tolerances, manufacturability and serviceability of the Product. Buyer’s Technical Coordinator shall approve or disapprove the engineering change based on Supplier’s written evaluation. If such change affects price, the Buyer’s Business Coordinator must provide approval prior to implementation. If Buyer approves the engineering change, the Product Specification and unit pricing will be amended as required. Supplier will not unreasonably refuse to incorporate Buyer’s engineering changes into the Product.
In the event a change/improvement initiated by either party shall result in a cost decrease, it is understood and agreed the parties shall mutually agree to a price decrease effective immediately upon complete implementation of such change/improvement.
7.0 DISASTER RECOVERY PLAN
Supplier shall maintain throughout the term of this SOW a formal disaster recovery plan which covers Supplier’s ability to continue Product shipment and maintain contracted commitments in the event of a disaster.
8.0 MANUFACTURING RIGHTS:
8.1 Cessation of Product Business:
If, during the term of this Agreement:
A)	Supplier (or its contracted manufacturer) ceases engineering, manufacturing or assembling services (except as expressly provided in Section 2.8 of this Agreement) contracted for hereunder; or

B)	An assignment is made of Supplier’s business for the benefit of creditors; or

C)	A petition in bankruptcy is filed by or against Supplier; or

D)	A receiver or trustee in bankruptcy or a similar officer is appointed to take charge of all or part of Supplier’s property under bankruptcy law or corporate reorganization law; or

E)	Supplier is adjudicated a bankrupt; or

F)	Supplier shall be dissolved or liquidated or have a petition for dissolution or liquidation filed with respect to it
(Each such event shall hereafter be referred to as a “Trigger Event”).

Buyer shall notify Supplier in writing if Buyer is aware or becomes aware of the occurrence of such a Trigger Event, or Supplier shall notify Buyer in writing if Supplier is aware or becomes aware of the occurrence of such a Trigger Event, and Supplier shall have thirty (30) days after the date of such written notification or from the date of the occurrence of such a Trigger Event in which to remedy such condition or conditions, or such longer period as is mutually agreed to by the parties in writing (hereafter referred to as the “Cure Period”).
8.2 Election of Remedies by Buyer:
If Supplier is unable to remedy the Trigger Event during the Cure Period, within [**] after the end of the Cure Period, Buyer shall select one of the following options to ensure an adequate supply of Product: (i) exercise the right to manufacture (or have manufactured) Products pursuant to Sections 8.3 through 8.6 inclusive, or (ii) purchase Product from third parties. If Buyer fails to provide Supplier with written notice of such election within such [**] period, the parties agree that Buyer will be deemed to have selected option (ii) of this Section 8.2.
8.3 Know-How Transfer:
If Buyer selects the right to manufacture (or have manufactured) pursuant to option (i) in Section 8.2 above, Supplier will promptly deliver to Buyer the following “Manufacturing Assistance Items”: those tools, fixtures, microcode and equipment (over which Supplier has control) that were designed and built for the manufacture and test of Products, if available for transfer; copies of engineering drawings of parts, subassemblies and applicable packaging; copies of inspection, assembly and test instructions; copies of test cases; copies of tooling prints and detailed part production process documentation; and a list of Supplier’s suppliers and their addresses and Supplier’s consent, where required, to the sale of such supplies to Buyer. These Manufacturing Assistance Items are to be provided by Supplier in order to enable Buyer to make or have made Products and/or Spare Parts. In addition, Supplier shall, upon Buyer’s request and payment by Buyer of Supplier’s then-current standard rates therefore, provide such technical assistance as may be reasonably requested to enable Buyer to make or have a third party make Products and/or Spare Parts, subject to the reasonable availability of Supplier personnel. Nothing contained herein shall obligate Supplier to disclose to Buyer any confidential information of a third party, the disclosure of which requires permission of such third party, provided that Supplier agrees to use commercially reasonable efforts to obtain such permission if such confidential information is necessary for Buyer to make or have made Products and/or Spare Parts. All Manufacturing Assistance Items and non-public information of any kind that is required to produce the Products and Spare Parts, whether in written or oral form (“Supplier Confidential Information”) shall be deemed to be confidential to Supplier and shall not be disclosed to any employee or agent without a need to know such information to manufacture the Products and Spare Parts as authorized in Section 8.4 below, both during the term of this SOW and thereafter. Buyer shall ensure that it has obtained or will obtain from its employees and agents, and the employees and agents of its Subsidiaries and authorized third parties, who will receive Supplier Confidential Information a written agreement to hold such Supplier Confidential Information in confidence and to use the same care and discretion to avoid disclosure of such information as Buyer uses with its own similar information which it does not wish to disclose, but in no event less than commercially reasonable measures to protect such information. All such Supplier Confidential Information shall be maintained in a locked facility accessible only by authorized personnel.
8.4 Right to Manufacture:
If Buyer selects the right to manufacture (or have manufactured) pursuant to option (i) in Section 8.2 above, Supplier will grant to Buyer a non-exclusive, non-assignable, royalty-free, worldwide license under all Supplier’s and Supplier’s Subsidiaries’ patents, copyrights, mask work rights, and trade secrets and all related information, such license being sufficient to allow Buyer to use the Manufacturing Assistance Items and other information provided by Supplier pursuant to Subsection 8.3 above (the “Manufacturing Know-How”) and to make, have made, use lease and/or sell Products, successor Products and/or Spare Parts, together with the right of Buyer to sublicense to its Subsidiaries or a third party to make, have made, use, lease and/or sell Products, successor Products and/or Spare Parts, subject to the limitation set forth in Section 8.5 below (“Limited Manufacturing License”). Unless earlier terminated as set forth in Section 8.5 below, except with respect to existing Products or Spare Parts that are being manufactured on or after such time and except as specified in the next sentence, Supplier acknowledges and agrees that the Limited Manufacturing License granted under this Section 8.4 shall immediately terminate upon termination of this SOW. Notwithstanding the foregoing, as to successor Products, Supplier agrees that provided Buyer has used commercially reasonable efforts to discontinue the use of Supplier’s Confidential Information after

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the termination of the Limited Manufacturing License, Supplier hereby grants to Buyer an immunity from suit with respect to the usage of any Supplier Confidential Information that has been mentally retained in the unaided memory of the employees and agents of Buyer, its subsidiaries and any third parties authorized by Buyer and its Subsidiaries.
8.5 Termination of Manufacturing Rights:
If Buyer selects the right to manufacture (or have manufactured) pursuant to option (i) in Section 8.2 above, and, during the term of Limited Manufacturing License, begins to make substantial volume purchases of any similar Ethernet Products from any third party, the parties agree that the Limited Manufacturing License granted to Buyer under Section 8.4 shall terminate effective [**] after the commencement of any such substantial volume purchases. Upon any termination of the Limited Manufacturing License, Buyer shall use commercially reasonable efforts to return to Supplier or destroy all Supplier Confidential Information to Supplier, retaining no copies in any tangible form or medium, and provide to Supplier a certificate from a Buyer executive attesting to such fact.
8.6 Cancellation of Purchase Order(s) (WAs) under Section 8, Manufacturing Rights:
Upon the date of transfer of “Manufacturing Assistance Items” under Section 8.3 above, any WAs of Buyer for Products issued by Buyer on or after the date of any of the Trigger Events, may be canceled by Buyer by a written notice to Supplier, and Buyer will have no further obligations thereunder except Buyer’s obligations in connection with acceptable Products already delivered prior to such cancellation, including but not limited to, payment obligations for such delivered Products, unless otherwise agreed to by the parties.
9.0 SUPPLIER SERVICES
9.1 Professional Services: Unless otherwise specified by a customer, for Ethernet engagements involving the sale of Supplier Ethernet Products that require relevant services including installation, design, implementation, and consulting, including leased-based, onsite engineers (collectively, “ Professional Services”), and where Buyer’s Services organizations do not have the capability to source the resource for these services from within Buyer’s organization or its established vendors, Supplier shall be the preferred subcontractor to Buyer. Any Professional Services purchased by Buyer will be set forth in a separate statement of work for such engagement and shall be provided in accordance with the terms and conditions of the existing Brocade/IBM International Master Agreement for Subcontracting # [**].
9.2 Product Repair— Field Failures: Supplier shall use commercially reasonably efforts to comply with the requirements set forth in the Certified Service Part (CSP) document on file with Buyer and Supplier, CSP Specification PN: 22R0129; EC: H83590A, as updated, outlining the Buyer requirements of Supplier to bring a field returned, used Product to a level that qualifies the Product as a CSP. Supplier agrees to repair and/or upgrade field returned, used Products in accordance with this CSP document.
9.3 Post Warranty Services
9.3.1 Definitions:
"Backline Support” refers to the escalation point for Frontline Support, for issues that cannot reasonably be resolved by Frontline Support, such as complicated installation or configuration issues, compatibility issues, complicated problem isolation and troubleshooting, and escalation of verified bugs to engineering. Backline Support is provided through telephone and e-mail support during normal Supplier business hours and after-hours support for Severity 1 problems. For more details, please refer to Supplier’s Service Plan Policies Document http://www.brocade.com/support/service_policies.jsp
"End of Life” or “EOL” means the date and process by which Supplier discontinues the manufacture of a product as set forth in 2.8.
“End of Service” or “EOS” means date when Buyer officially discontinues Customer service and support for a Product. EOS dates are only addressed for the purposes of defining the date through which Supplier will make

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Repair Services available for Products, and do not affect Supplier’s obligations with respect to FRU or other Product availability.”
“Frontline Support” includes the initial direct contact with the end-user, call logging, entitlement verification, problem definition and isolation, determination of whether a solution is contained in the end user documentation, review of symptoms in the Supplier Knowledge Base for known resolutions, problem escalation to Supplier, and closing the case with the end user after problem resolution.
“Field Replaceable Unit” or “FRU” means a Product, Product component, Product subassembly, Product documentation, Product code, or other Product part used to service a Customer system as described in the Product written specifications.
“Maintenance” — Maintenance Release Version is always a number. It is used to indicate a scheduled (date driven) release of defect fixes and carefully selected RFEs (Requests for Enhancements).
“Major Release” — Major Release is always indicated by a number. (Example: 3.6.00c — The first two numbers (3.6) indicate a major release.) It is used for introducing major features and/or major hardware architectural changes or introductions.
“Minor Release” — Minor Release is always indicated by a number. (Example: 3.6.00c — The second set of numbers (.00) to the right of the decimal point indicate a minor release.) It is used for introducing a carefully selected set of minor features, within the major release train, that have minor impact on the code, and/or sometimes for introducing support for a minor hardware enhancement — e.g., a new line card for a chassis.
“Patch Release” — Patch release is always indicated by a letter. It is used only to identify fixes
“Post Warranty Products” means Products for which the original warranty period has expired.
“Product_version_code (string designator)” — the product code name that will be used. To avoid potential issues, all products will be named with lowercase.
“Software Maintenance” refers to the provision to Buyer by Supplier of certain software updates at no additional charge (beyond any charges for Support and Maintenance” during the Software Maintenance period). Maintenance and Patch releases are generally included with Software Maintenance. Platform and Feature releases generally are not included with Software Maintenance.
“Support and Maintenance” or “Software Maintenance and Support” mean Backline Support and Software Maintenance.
“Turn Around Time” or “TAT” means the elapsed time from Products arriving at Supplier to shipment date back to Buyer.
9.3.2 Availability: Supplier will maintain the capability to supply spare parts of Products (“Spare Parts”) for a period of [**] of such Products as specified herein. Supplier may assign its rights to warranty replacement Spare Parts or EOL Spare Parts to a Buyer approved third party. Buyer will have no obligation to have any Products repaired by Supplier.
9.3.3 Pricing: Post Warranty repair (OOW) pricing is set forth in Attachment A, which shall not be greater than [**] of the then current FRU price. In the event Supplier determines, in good faith, that a Product returned for repair is unrepairable, Buyer may purchase a replacement FRU at the then-current FRU price. All other FRUs that are not listed in Attachment A, “Products and Pricing”, have been determined by Supplier to be non-repairable. Any change in this unit price shall be as mutually agreed upon by the Parties.

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9.3.4 Planning: Buyer may periodically issue non-binding forecasts for post warranty repair service. The Supplier will implement an auditable process for Products sent to the Supplier for repair and Supplier will inform Buyer of receipt of Products from Buyer. Supplier will use commercially reasonable efforts to achieve a maximum Repair Yield and will inform Buyer if it is unable to achieve the Yield.
9.3.5 Packaging and Delivery: The Products will be individually packaged and labeled according to Buyer specification GA-21-9261-11, unless otherwise agreed to. Packaging may be reused only with Buyer’s written authorization. The terms of delivery for Products will be as stated under Section 2.5 (Delivery) and Supplier will notify Buyer of discrepancies between the shipping documents and received Products. The TAT for Serviced Products will not be more than [**] after receipt of said Products, unless specified otherwise. Supplier will use commercially reasonable efforts to reduce the TAT days and make adjustment to Buyer accordingly.
9.3.6 Materials: All Products and associated spares, including scrap materials, will be returned to the owning affiliate as specified in the relevant WA. Buyer may request a quarterly inventory report of AFR Products and associated spares or may designate a third party to conduct such activity. All consigned materials supplied on a consigned basis will remain property of Buyer and Supplier will provide a quarterly inventory report of such materials. Supplier will use all parts supplied by Buyer solely for the performance of this Agreement unless otherwise agreed.
9.3.7 Repair Warranty: For a period of [**] or the remainder of the original warranty period for the Product, whichever is longer, from the date a repaired Product is Delivered to Buyer, Supplier will repair or replace Products, at Supplier’s discretion, without charge if the Product fails to conform to the specifications specified in Supplier’s web site. The warranty period for repaired Post Warranty Products will be determined based on the out of warranty repair price listed in Attachment A, “Products and Pricing”.
9.3.8 Product Support: Supplier will continue to provide technical support as defined in Section 9.4, for [**] after the termination of SOW 8 or [**] after the last ship date as indicated on an End of Life notice provided by Supplier pursuant to Section 2.8, whichever is earlier.
9.4 Technical Support — Technical Support services include Level 1, Level 2, Level 3 and Level 4 responsibilities defined below, for Product, documentation and Maintenance and Minor Releases arising out of technical support responsibilities, and all such releases created or made available by Supplier. These Services are provided at no incremental charge to Buyer beyond the initial transfer price of the Product. [**]
9.4.1. Level 1
Buyer will perform the following Level 1 support responsibilities:
•	Create the Problem Management Record (“PMR”);

•	Obtain from Customer a description of the Problem);

•	Search for any known resolution(s) relevant to the Problem;

•	If a resolution to the Problem is known, specify such resolution to Customer;

•	Pass the PMR to Level 2, and update the PMR documenting Level 1 actions.
9.4.2 Level 2
Supplier will assist Buyer as required by Buyer for non-Severity 1 and Severity 2 issues, in performing the following Level 2 support responsibilities:
•	Receive the PMR from Level 1;

•	Analyze Problem symptoms and gather additional data from Customer as required;

•	Recreate Problem on the Developer Test System;

•	Determine if Problem is due to improper installation of the Product by Customer;

•	Determine if Problem is due to operationally related hardware or software at the Customer’s location;

•	Attempt a bypass or circumvention for high impact Problems (i.e., Severity 1 and 2);

•	Update the PMR documenting Level 2 actions.

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Buyer will [**]. This [**] will be [**] of the [**]. After [**] will [**]. The objective is [**] the [**] and [**]. Buyer and Supplier will [**]. Buyer and Supplier will [**], as required, [**].
9.4.3 Level 3
Supplier will provide Level 3 support during normal Business Hours, and will make commercially reasonable efforts to have Level 3 support on call twenty-four (24) hours per day, seven (7) days per week, 365 days per year;
•	Receive the PMR number and supporting documentation (including serial number and model type) and materials from Level 2;

•	Analyze Problem symptoms and diagnose Problem;

•	Notify Level 2 if additional information, materials or documentation are required;

•	Attempt to recreate Problem on the Developer Test System;

•	Assist Level 2 in developing a bypass or circumvention for high impact Problem (i.e., Severity 1 and 2);

•	Deliver corrections to the Product and/or Product code to Buyer within the applicable Correction Times to fix Problems identified by Buyer;

•	Confirm resolution of Problem with Customer, and document Level 3 actions through regular communication; and

•	Answer Backline Support questions from Buyer and/or Customer concerning the operation and use of Products.
9.4.4 Level 4
Supplier will provide Level 4 support to Buyer as the highest level of escalation support available at no additional charge for Problems that result from Supplier root cause. Level 4 support shall be available as required according to the severity of the Problem, and at Buyer’s and Supplier’s agreed upon discretion. If mutually agreed, Supplier will provide off-shift Level 4 support if Buyer indicates such support is required.
The Level 4 Support escalation process is required for complex Problems and will provide engineering development assistance from Supplier. Level 4 Support includes but is not limited to the Level 3 activities defined in Section 9.4.3 and the following reengineering activities:
•	Analyzing and reproducing, as necessary, the reported defect to understand root cause;

•	Developing a fix or workaround for the reported defect;

•	Setting up the test bed of appropriate Supplier hardware and software versions to test the defect fix;

•	Testing that the defect fix works with the other current Supplier products/release levels that may be running at the affected customer site(s); and

•	Continually retesting that the defect fix still works with each new version of other Supplier products/release levels that may be getting introduced at the affected customer site(s).
Supplier root cause is defined as Problems resulting from defects in materials and workmanship and/or errors in conforming to Product Specifications according to Section 1.1 “Specifications” relating solely to hardware, firmware, and software at time of Product shipment or subsequent releases as mutually agreed to by both parties according to Section 6.0 “Engineering Changes”. Root cause will be demonstrated by test and problem determination analysis by Supplier.
If Buyer requires Level 4 Support for Problems that are demonstrated by Supplier through root cause analysis not to result from Supplier root cause, Supplier will provide technical support to Buyer at Supplier’s then-current Time & Materials rates, provided that no other Supplier customer receives more favorable rates for similar services, and as mutually agreed to by the parties.
Supplier shall notify Buyer of a planned EOL announcement for any Supplier Product or Software [**] before the published date or the date on which the Backline Support of Software is planned to be transitioned to a third party company. Any consent by Buyer shall not relieve Supplier of any obligations under this Agreement, including breach thereof by any such third party.

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9.4.5 Other Technical Support Responsibilities
Supplier will provide to Buyer the name and phone numbers of Supplier Personnel to contact for all technical support matters related to the Product. Supplier will provide training listed in Section 9.4.6 to Buyer to enable Buyer to perform technical support functions for the Product and will keep Buyer informed of any known Problems and their associated solutions. Supplier shall contact Buyer directly in the event Buyer Customers contact Supplier for Product support services. No other support shall be provided unless directed by Buyer for these Products.
9.4.6 Product Training
Supplier will provide product training, and at the scope and level of effort described below. This training will be provided on either Supplier’s or Buyer’s premises and will include:
•	In-depth Training for each product launch
•	[**] and

•	Field sales and technical sales training for product launch
•	[**].

•	On-going and future training opportunities for each of the products covered in this SOW.
•	[**];

•	[**];

•	[**];

•	[**]

•	[**].
9.4.7 Severity
Upon Buyer sending an incident report to Supplier, Buyer shall assign the incident report a severity level in accordance with the severity level assigned to each defect or problem (“collectively, “Problem”) in accordance with the table below. Due to varying complexity of problems, the target defect resolution times listed in this section are goals, and not firm deadlines.

Defect
Severity		Service Objective
Level	Definition	Response Time	Target Defect Resolution Time
Severity 1	Product or system is not operational and/or all data inaccessible or lost. Data flow may be stopped or errors that significantly impact Customer’s operation. These issues will be regarded as having a critical impact to the end user’s data. Supplier support personnel will require continuous availability of Buyer contact until resolution.	Supplier will provide Buyer with an immediate Response to its initial request after receiving notification of Problem from Buyer, such Response time not to exceed [**] hours. For the purpose of this Agreement a “Response” is defined as a telephone call or e-mail with appropriate and required information from Supplier acknowledging that an incident report has been received and that an appropriate technical resource has been assigned and is available to work with IBM product field engineering support.	Supplier will ensure resources will be applied continuously, around the clock, with a goal of providing a solution or acceptable work-around within [**] hrs. Supplier will provide a formal Problem summary and resolution plan within [**] days from the date of Problem intake. Critical Situations may require the Customer, Supplier, and Buyer to be at their respective work locations or available around the clock.

Severity 2	Product or system is operational, but has severely restricted functionality and/or degradation that end-user regards as impacting its business.	Supplier will provide Buyer with a Response to its initial request within [**] hours, and during normal Business Hours.	Supplier resources will be applied continuously, during Supplier’s normal Business Hours, until a solution or work-around is developed. Supplier will provide a work-around, fix or patch or resolve the defect in less than [**] from the date of Problem intake. If Supplier provides a work-around, fix or patch, the severity level of the Problem will be downgraded.

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Defect
Severity		Service Objective
Level	Definition	Response Time	Target Defect Resolution Time
Severity 3	Product or system is operational with functional limitations or restrictions that end user does not regard as critical to its overall operations.	Supplier will provide Buyer with a Response to its initial request within [**] hours, and during normal Business Hours.	Supplier provides a work-around, fix, or patch or resolve the defect in less than [**] from the date of Problem intake. Supplier resources will be applied on an as available basis. If Supplier provides a work-around, fix or patch the severity level of the Problem may be downgraded.

Severity 4	Low or no impact Problems or questions associated with Product usage, implementation, performance or any other inquiries.	Supplier will provide Buyer with a Response to its initial request, within [**], and during normal Business Hours.	Supplier will provide a work-around, fix, or patch or resolve the defect in less than [**] from the date of Problem intake. Supplier resources will be applied on an as available basis. If Supplier provides a work-around, fix or patch the severity level of the Problem may be downgraded.
Buyer will use commercially reasonable efforts to resolve Severity Level 3 and 4 problems prior to contacting Supplier for assistance.
Either Buyer or Supplier may require that a certain Problem be managed as a higher Severity Level than as classified. If either party requires such higher Severity Level, then the Problem will be managed as that higher Severity Level.
In the event Buyer and Supplier disagree on the severity level of a given defect, Buyer and Supplier agree to promptly review defect reports related to potential Buyer-Customer impact. Buyer agrees to provide data on failures, as available, with specific Buyer platforms, Customer captures, re-configurations with test data and other information that may be needed to classify the defect accurately.
9.4.8 Software Maintenance and Support Program
All Products purchased under this SOW shall be eligible for coverage under Seller’s annual Software Maintenance and Support Program. Under the terms of this support program, Supplier shall provide for a fee, Software Maintenance and Support for Products. [**]. After the expiration of the Initial Coverage Period, subsequent Software Maintenance and Support shall be referenced as “Post-contract Customer Support” “PCS.” Supplier will make PCS available for [**]. Software Maintenance and Support (including PCS) is defined as the inclusion of product/software upgrades/enhancements that significantly improve the marketability of the product, product interoperability updates together with the Technical Support defined in section 9.4. Buyer will make available to its customers the software upgrade feature options included in Attachment A. Customers that purchase this feature shall be entitled to such software upgrades. [**].
Buyer may order for its customers PCS at the prices listed on Attachment A. Customers will have the option to purchase incremental PCS at either the time of initial purchase of the Product, or as a renewal agreement after the Initial Period.
PCS will be sold to Buyer’s customer base as a part option or Feature Code. A Supplier part number will be linked to each of the Buyer’s feature codes.

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9.5 Sales Training: Supplier agrees to provide Buyer all current marketing and sales training materials for the Products. Supplier agrees to actively assist in the marketing and sales training of a reasonable number of Buyer personnel, such quantity to be mutually agreed to.
Technical training requested by Buyer will be made available by Supplier at its San Jose facility at Supplier’s standard rates, as accepted and agreed to by Buyer. However, in the case of new Products added to this SOW #8, Supplier shall provide mutually agreed upon presales training to Buyer to support new Products at a mutually agreed upon time, date and location. Each party shall be responsible for all costs associated with the attendance of such training by such party’s personnel. Buyer acknowledges that the materials distributed by the Supplier during the technical training are protected by copyright, and that the Buyer shall have no rights to reproduce such materials without the prior written consent of Supplier.
9.6 Cessation of Post-Warranty Service:
Should Supplier fail to provide post-warranty services as specified in Section 9.3, in paragraphs titled Availability and Product Support or, during the term of this SOW, technical support as specified in Section 9.4 with respect to a Product that has been withdrawn as specified in this SOW, then Buyer shall notify Supplier if Buyer becomes aware of such occurrence and Supplier shall have [**] after the date of Buyer’s notification in which to remedy such condition or conditions, or such longer period mutually agreed by the parties in writing. If an applicable failure by Supplier to provide services to Buyer is not remedied as specified in the preceding sentence, then Buyer may, upon written notice to Supplier, obtain from Supplier Manufacturing Assistance Items required to make or have made Spare Parts and to provide warranty and technical support services solely: (i) for the affected Product, (ii) under the terms of the Limited Manufacturing License set forth above in Section 8.4, and (iii) for the remainder of the five (5) year period specified in Section 9.3.2, “Availability and Product Support”. Notwithstanding the foregoing, the parties agree that Supplier shall only be required to deliver to Buyer Supplier Confidential Information and Manufacturing Assistance Items which are strictly required for the manufacture of the Spare Parts and for Buyer’s provision of warranty and technical support services for the affected Product, and that upon the termination of the Limited Manufacturing License with respect to such items, Buyer shall use commercially reasonable efforts to return to Supplier or destroy all Supplier Confidential Information, retaining no copies in any tangible form or medium, and provide to Supplier a certificate from a Buyer executive attesting to such fact.
9.7 Field Replaceable Units (FRU) Emergency
9.7.1 Definition
“Code A-Alert Emergency Order” or “EO” means WA placed by Buyer with a leadtime from Supplier’s receipt of the WA to the shipping date not to exceed [**].
9.7.2 Code A-Alert Order Placement
Supplier will provide Buyer with a [**] contact for Code A-Alert orders. This will be an out of process band contact that Supplier will establish in addition to the formal order placed on Supplier by Buyer. Buyer will notify Supplier via email/telephone upon Emergency Order (EO) placement. Supplier will respond to all EO via email, EDI (or other electronic commerce approach) and/or telephone, such EO to be confirmed by Buyer with a written WA mailed or electronically transmitted to Supplier within two (2) calendar days of EO placement. Supplier will acknowledge EO back to Buyer via email or telephone within the specified order confirmation time periods stated below.
9.7.3 Code A-Alert Emergency Order Work Authorizations
WAs will include Buyer’s Purchase Order number, Buyer’s part number, part number description, quantity, unit Price, order type (short lead time, in the event a short lead time order is placed, are orders with requested Delivery Dates in less than the agreed to Lead Time), Delivery Date and ship to address.
9.7.4 Code A-Alert Emergency Order Shipments
Supplier will drive commercially reasonable efforts to secure parts associated with Code A Alert orders on an expedited basis. These efforts will include response and capabilities according to currently agreed to provisions [**]. These efforts will include utilizing current Brocade supplier contacts to drive earliest possible product

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shipment on a case by case basis within the bounds of what can be driven by Brocade’s supply chain on an expedited basis.
9.7.5 Code A-Alert Emergency Order Delivery and Cancellation
Supplier will deliver EOs directly to the address specified in the WA and in accordance with this SOW. Code A-Alert Emergency Order(s) are non-cancelable; provided, however, Buyer may contact Supplier anytime prior to time of shipment to make changes to the specified receiving location.
10.0 GOVERNANCE PROCESS/COMMUNICATIONS COORDINATORS
10.1 Governance Process
The Executive Sponsors and Business Coordinators shall meet on a quarterly basis to discuss the objectives of the relationship, establish and track funding levels, and measure performance against commitments defined in Attachment C, Initial Business Terms for Ethernet Networking Products. In the event either Party requests escalation of an issue covered by this Agreement, the parties will work first with the Business Coordinators listed below. If the issue cannot be resolved within 30 days, then the Business Coordinators will escalate such issue to the Executive Sponsors listed below for discussion and resolution.
10.2 Communications Coordinators:
All communications between the parties will be carried out through the following designated coordinators.
EXECUTIVE SPONSORS

FOR
FOR SUPPLIER		BUYER

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BUSINESS COORDINATORS

FOR SUPPLIER		FOR BUYER

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Address	[**] [**]	Address	[**] [**]
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TECHNICAL COORDINATORS

FOR SUPPLIER		FOR BUYER

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Address	[**] [**]	Address	[**] [**]
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[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

All legal notices will be sent to the following addresses and will be deemed received (a) two (2) days after mailing if sent by certified mail, return receipt requested or (b) on the date confirmation is received if sent by facsimile to the party set forth below:
LEGAL NOTICES

FOR SUPPLIER		FOR BUYER

[**]	[**] [**]	[**]	[**]
Address	[**] [**]	Address	[**] [**] [**]
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11.0 Hazardous Substance and Environmental Law Requirements
Supplier is responsible for understanding and complying with: (a) all applicable Buyer specifications, whether referenced on the plans, in the Agreement or otherwise in a contract document between Buyer and Supplier, and (b) all Environmental Laws applicable to Supplier that restrict, regulate or otherwise govern Buyer’s direct or indirect import, export, sale or other distribution of Supplier’s Products or Deliverables on a stand-alone basis, or as part of a buyer server, storage, or retail store solution. “Environmental Laws” means those laws, rules and regulations (local, state, provincial or federal) of the nations of the European Union, United States, Canada, Brazil, Venezuela, Switzerland, Norway, South Africa, Israel, Egypt, Hong Kong, Russia, China, Singapore, Taiwan, India, Korea and Australia that relate to environmental matters, including without limitation material restrictions, material bans, product labeling, availability of product environmental information, energy efficiency, end-of-life product take back, packaging, batteries and other similar requirements. For example, Environmental Laws include without limitation those laws of the European Union member states that implement Directive 2002/95/EC regarding restriction of the use of certain hazardous substances in electrical and electronic equipment. As requested by Buyer, Supplier shall provide evidence of compliance with the legal requirements resulting from its obligations above by suitable means, and shall assist Buyer with any reporting obligations related to Supplier’s Products or Deliverables on a stand-alone basis, or as part of a buyer server, storage, or retail store solution. Supplier certifies that the information and data provided in accordance with the foregoing, as well as any other information or data provided in accordance with the applicable specifications is accurate, true, and complete. Should supplier become aware of any conflict between the requirements of a Buyer specification applicable to the Product or Deliverable and the Environmental Laws, Supplier shall notify Buyer in writing of the conflict and Buyer shall inform Supplier which restriction controls. Notwithstanding the foregoing, where Buyer is deemed the producer of supplier’s products or deliverables under a European Union member state’s implementation of Directive 2002/96/EC on waste electrical and electronic equipment, Buyer shall have responsibility as the producer under this law unless it contracts with Supplier to perform some or all of the producer responsibilities.
11.1 Based on evaluation of the Specifications, Supplier takes except to the following provisions.
11.1.1	Specification 46G3772
•	Sec 2.1: Supplier will comply with the Maximum Concentration Value (MCV) limits specified per the RoHS directive;

•	Sections 2.3.1 Supplier will report the approximate weight in grams for the substance present in the part supplied to Buyer to be reported to Buyer;

•	Section 2.3.2 remove the requirement to report the approximate weight in grams for the substance present in the part supplied to Buyer to be reported to Buyer; and

•	Section 2.4.2 Plastic Parts Marking in accordance with ISO 11469-05. Supplier does not use any of the listed “Commonly Used Resins.
11.1.2	Specification 53P6233

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•	Section 2.3.2 Requirement for Printed Circuit Boards. Supplier will use Sn/Pb HASL coated boards for all the products until conversion to a Pb-Free process; and

•	Section 2.3.4 Acceptable Uses of Leaded Solder. Supplier will continue to use components with Sn/Pb solder- solder includes all materials that become part of the final solder joint, including solder finishes on component leads or PCBs until such time Sn/Pb solder can be eliminated from the Supplier’s products
12.0 SURVIVAL: Any provisions of this Agreement which by their nature extend beyond its termination remain in effect until fulfilled, and apply to respective successors and assignees.

Accepted and Agreed To:			Accepted and Agreed To:
International Business Machines Corporation			Brocade Communications Systems, Inc.

By:	/s/ Steve Peterson 4/1/09	By:	/s/ Ian Whiting 03/31/09

Authorized Signature Date		Authorized Signature Date

	Steve Peterson		Ian Whiting

Type or Print Name			Type or Print Name

	GCM OFM Procurement		Sr. VP W.W. Sales

Title & Organization			Title & Organization
Address:			Address: 1745 Technology Drive
San Jose, CA 95110

Accepted and Agreed To:

Brocade Communications Switzerland, SarL

		By:	/s/ Kevin L. McKenna 01 April 2009

Authorized Signature Date

Kevin L. McKenna

Type or Print Name

Director

Title & Organization

ATTACHMENT A
Products and Pricing
Excel File is attached hereto for Products and Pricing.
Pricing Files Removed for Confidentiality

ATTACHMENT B
SUPPLIER QUALITY ATTACHMENT
This Supplier Quality Attachment (“SQA”) adopts and incorporates by reference the terms and conditions of SOW # 8 (“SOW”) and Goods Agreement #ROC-P-68 (“Agreement”) between Buyer and Supplier.
1.0 INCORPORATION OF SQA DOCUMENTS
The SQA consists of this document, and applicable product specification documents and specifications.
2.0 QUALITY REQUIREMENTS
The requirements of this SQA shall constitute Supplier’s quality program which must be implemented and maintained during the term of the SOW.
Supplier will set forth the yearly quality and reliability performance commitments for the current year and through the remainder of the initial term of the SOW in a product quality report (“PQR”). The PQR shall include the mutually agreed product monitoring plan to be used to validate the effectiveness of process control limits and the Product meets the quality and reliability defined in such PQR. It is Buyer’s expectation that Supplier will use e-business platforms (Web based applications) for ongoing real time quality management, including but not limited to information associated with Supplier Quality Management Systems (“SQMS”) and Product Change Notification (“PCN”), etc. or as specified in the PQR.
3.0 ISO REQUIREMENTS
For ISO compliance, Supplier’s contracted manufacturer is ISO 9001* compliant (“Compliant”).

*	Note: ISO 9001 & 9004 have been developed as a consistent pair of quality management system standards. ISO 9001 is considered the standard by which the Supplier is expected to be compliant; it is understood ISO 9004 provides a wider range of guidelines of objectives than ISO 9001, particularly for the continuous improvement of an organization’s overall performance and efficiency. ISO 9004 is recommended as a guide to assist those suppliers who wish to move beyond the basic requirements of ISO 9001.
4.0 AUDITS
On a periodic basis, upon reasonable prior written notice, the Buyer or Buyer’s quality representative shall conduct audits/visits at the Supplier’s and Supplier’s contract manufacturer’s manufacturing locations. The Supplier shall, at Buyer’s request, permit access to the auditors to manufacturing operations and/or inspection of Products for Buyer, including access to the contract manufacturer’s facilities. Any such audit is subject to the contract manufacturer’s security requirements and shall not allow access to contract manufacturer’s proprietary or confidential information. Periodic audits shall include process control, quality inspection test data, internal audit reports, and other information solely related to Products to verify compliance to the terms of this SQA. Under normal circumstances, Supplier shall be given at least a two weeks advance written notice by Buyer’s representatives of their intent to visit. Buyer’s inspection of Product at the Supplier or contract manufacturer shall not relieve the Supplier’s responsibility to furnish Product compliant with the applicable written specifications as set forth in the SOW. Any Confidential Information exchanged in connection with the audit shall be handled in accordance with Section 14.6 of the Goods Agreement ([**], dated April 15, 1999).
5.0 DOCUMENT CONTROL
Supplier shall use commercially reasonable efforts to ensure that all documents such as software/firmware, engineering drawings, specifications, contracts, policies, procedures, manufacturing process flow chart, and work instructions (including test procedures) are under revision control and available to all necessary Supplier personnel in Supplier’s manufacturing environment. Supplier shall have a system for the effective updating/removal of any obsolete documentation from all manufacturing areas.

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6.0 RECORDS
Supplier shall establish and maintain procedures for identification, collection, indexing, filing, storage, maintenance, and disposition of all quality records including, but not limited to: Statistical Process Control (“SPC”) data. This includes raw data or control charts, Cp and Cpk for critical/identified process parameters, and all records which provide evidence of sub-tier supplier activity, such as source inspections and First Article inspections, and records of all inspection and test activity to provide objective evidence that Products have passed acceptance criteria. Records shall be maintained for the life of the SOW plus the entire warranty period, as set forth in the SOW. All records shall be maintained in a central location and shall upon request be made available to Buyer’s quality representative for review only. All such documents shall be deemed to be the Confidential Information of Supplier.
7.0 CONTINUOUS IMPROVEMENT PROCESS
Supplier shall develop and implement a continuous improvement process that will provide for a cost-effective reduction in process-related excursions. The program, at a minimum, shall include: the supplier management strategy; manufacturing process controls (i.e., Maverick Product Elimination); a documented, systematic approach for identifying focus areas for continuous improvement for the [**], through the [**] of the SOW, or for [**] from the start of the SOW, whichever is shorter; and Early Failure Rate, Intrinsic Failure Rate, Shipped Product Quality Level and Failure Rate commitment and reduction plans to achieve Buyer goals. Supplier shall provide, at Buyer’s request, status of the continuous improvement process and results.
8.0 QUALITY PROBLEM NOTIFICATION TO BUYER
Supplier must notify Buyer of any quality or reliability problem which may affect Products, that have been identified by Supplier’s internal testing (i.e., process control data, internal test data, burn-in data, etc.), by contract manufacturers which produce Products on behalf of Supplier, or by another customer (see ISO 9001). In case of problems, Supplier shall use commercially reasonable efforts to provide Buyer with the requested traceability data (p/n, lot number, date code, volumes, ship to locations, etc.) within [**]. The notification should include an immediate containment plan and a schedule for definition and implementation of permanent corrective actions. After the notification there shall be no shipment of suspect Products to Buyer without prior approval from Buyer’s quality representative.
9.0 PRODUCT RE-QUALIFICATION COSTS
Following Buyer qualification of the Product, Buyer reserves the right to re-qualify any product if the Supplier changes the manufacturing process, product (form, fit or function), raw materials, or specifications which may affect performance, function, quality or reliability. Supplier shall bear the reasonable costs of any re-qualifications required for changes made without Buyer’s approval in accordance with Section 6.0 of the SOW.
10. PART HISTORY
Supplier shall maintain a history file for each Product part number manufactured that tracks: materials and/or design changes controlled by the supplier; design changes controlled by Buyer (engineering changes, etc.); and purchased part manufacturer source changes.
11. PART QUALITY
Unless otherwise specifically agreed upon within the SOW, Supplier shall be responsible for the quality levels of each of Supplier’s components that comprise the Product or final assembly.
12. CORRECTIVE ACTION PROCESS
Following a lot rejection by Buyer under Section 6.0 of the Goods Agreement, or a quality problem notification under Section 8 of this SQA, Supplier shall implement a corrective action process which shall provide documentation to identify the following: a) Specific defect description and failure mechanism; b) Containment of affected Product; c) Technical investigation/root cause analysis; d) Corrective action plan and preventive actions to preclude a recurrence, and; e) Verification of effectiveness of actions. With the exception of safety defects with respect to which Supplier shall provide a preliminary failure analysis not to exceed [**]from receipt of suspected defective product, failure analysis response times from Supplier will

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not exceed [**] from receipt of suspected defective product for preliminary analysis and fourteen (14) days for detailed analysis. The corrective action process shall include a checkpoint to determine if additional Products are exposed and the corrective action process and documentation specified within this Section.
13. EXCEPTION APPROVAL PROCESS
Supplier shall not knowingly ship nonconforming Product to Buyer without written approval from Buyer’s quality representative. In certain cases, Buyer’s quality representative may approve shipment of suspected nonconforming Product if an evaluation plan pre-approved by the quality representative is executed with results reasonably acceptable to the representative.
14. REVIEW AND DISPOSITION OF NONCONFORMING PRODUCTS
If Supplier intends to ship nonconforming Product to Buyer, then Supplier shall implement a Material Review Board (“MRB”) to review and determine the disposition of nonconforming materials. At a minimum, the MRB shall consist of representatives from Manufacturing, Engineering and Quality Engineering. The Supplier’s process shall include the following dispositions: a) Rework — Product reworked to meet specified requirements; b) Use As Is — No actions taken on Product, Product does not meet specified requirements but is functional; c) Repaired — Product has been reworked to be functional but does not meet specified requirements; d) Scrap — Product not useable and does not meet specified requirements, or; e) Screen – Additional product test/inspection to meet specification. Any plans to rework or repair nonconforming materials shall be subject to final approval by Buyer’s quality representative, such approval not to be unreasonably withheld. Any plans to use as-is must be pre-approved by Buyer’s quality representative. All MRB records shall be maintained by Supplier and upon request, made available to Buyer for review. All MRB records shall be deemed the Confidential Information of Supplier.
15. PRODUCT IDENTIFICATION AND LOT TRACEABILITY
Supplier shall establish and maintain procedures and processes for the identification and lot traceability of critical components during all stages of production, delivery, and installation per applicable ISO standards. Identification must be traceable through to the finished Product by serial numbers or equivalent methods. Both forward and backward traceability shall be available. Response time for traceability requests shall not exceed [**].
16. QUALITY REPORTING
Monthly executive summary reports in a format mutually agreed upon format shall be forwarded to Buyer at a mutually agreeable time or as specified in specific PQRs. Continuous quality reporting real time will be via SQMS or as specified in specific PQRs.
17. SUPPLIER QUALITY & RELIABILITY (“SQR”) REVIEW MEETINGS
Buyer requires regular Supplier quality/reliability meetings determined by a mutually agreeable schedule, to increase visibility into product and field performance. The intent is to conduct timely meetings in preparation for future business reviews/contractual negotiations. The agenda for the meeting shall be as set forth in exhibit 1 unless otherwise mutually agreed by the parties.
18. APPLICABLE PRODUCT SPECIFICATIONS & TESTS
a.	ISO 2859-1 (Sampling Procedures for Inspection by Attributes)

b.	ISO 3951 (Sampling Procedures for Inspection by Variables)
19. QUALITY MANAGEMENT
Quality issues will be managed according to the terms and conditions in the Agreement.
Supplier will develop and maintain a Supplier Quality Requirements Document (SQRD) as described or required by Buyer. Buyer may amend the SQRD utilizing a Product Quality Addendum (PQA) containing product-specific requirements, metrics, etc.
This document will cover, but is not limited to, the following:
▪	Supplier Quality Policy

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▪	Process definition and Flow Charts

▪	Continuous Improvement

▪	Change Management (Engineering and Process)

▪	Sub- Supplier Management

▪	Data Management

▪	Operator Training and Certification

▪	Supplier or Supplier’s subcontractor(s) will provide yield and inspection data to Buyer on a monthly basis. Supplier and Buyer will establish periodic Quality Meetings, such frequency to be determined by Buyer. Such meetings could include but are not limited to those items listed below:
o	Average Outgoing Quality

o	Field Returns

o	Ongoing Reliability Test

o	In Process Yields / Data Monitoring

o	Process Change Notification

o	Alerts / Stop Ship History and Actions
20. USE OF SUBCONTRACTORS
Supplier’s use of subcontractors will not relieve Supplier of the responsibility for the subcontractor’s performance, and Supplier’s responsibilities assumed under this Agreement will be equally applicable to such subcontractors, as must be agreed upon between Supplier and such subcontractors. Buyer reserves the right to review both the Supplier’s management system for the operations of its subcontractors and to review with Supplier, their subcontractor’s management system for operations for the purposes of this Agreement. Buyer reserves the right to reject Supplier’s use of a subcontractor in performance of this Agreement for any reason.

Attachment C
INITIAL BUSINESS TERMS
FOR ETHERNET NETWORKING PRODUCTS

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ATTACHMENT D
Sales Assistance and Support
1.	Marketing Approval

Under the terms of this Attachment, Buyer approves Supplier to perform certain sales and support activities on Buyer’s behalf. If an End User requests, or if Supplier does not fulfill Supplier’s responsibilities under the terms of this Attachment, the SOW or the Agreement, Buyer may terminate in writing, its approval for Supplier to perform such activities for such End User.
2.	Sales Assistants
2.1 Supplier will provide, [**], the following described individuals as dedicated Sales Assistance and Support personnel to support the sales of the Products and Services in the identified geographies (“Sales Assistants”). Such Sales Assistants shall be exclusively dedicated to the marketing, selling and distributing of Buyer branded Products and Services, [**] substantially based on its performance in selling such Products and Services and will be managed separately from Supplier’s staff that market and sell any Supplier or third-party branded products or services. To the extent that Buyer discloses to the Sales Assistants any information concerning Buyer’s [**], Supplier will ensure that such individuals will not share or disclose such information to any other of Supplier’s employees, representatives or agents responsible for the [**] of Supplier’s or other third parties products or services [**] covered by this Attachment.
Each Sales Assistant will be assigned to support [**]. [**].
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•	Reporting Structure: [**]

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3.	The Parties’ Relationship Under this Attachment

The parties agree that:
a.	unless otherwise agreed to in writing by the parties, each party is responsible for its own expenses regarding fulfillment of its responsibilities and obligations under the terms of this Attachment;

b.	neither of party will assume or create any obligations on behalf of the other or make any representations or warranties about the other, other than those authorized;

c.	each party will comply with all applicable laws and regulations (such as those governing consumer transactions); and

d.	Supplier and the entities within its Enterprise are allowed to store and use Buyer’s contact information, including names, phone numbers and e-mail addresses, anywhere Supplier does business. Such information will be processed and used solely in connection with our business relationship through this Agreement, and may be provided to contractors, resellers, and assignees of Supplier and entities within its Enterprise for uses consistent with their collective business activities, including communicating with Buyer (for example, for processing orders, for promotions and for market research).

e.	Neither Supplier nor Buyer shall offer or make payments or gifts (monetary or otherwise) to anyone for the purpose of wrongfully influencing decisions in favor of Buyer, directly or indirectly
4.	Supplier’s Responsibilities To Buyer

Supplier agrees:
a.	[**]

b.	[**]

c.	[**]

d.	[**]

e.	[**]

f.	[**]

g.	[**]

h.	[**]

i.	to comply with the terms of the Code of Conduct set forth in URL: http://www-200.ibm.com/partnerworld/pwhome.nsf/weblook/pub_join_memctr_agreement_code.html
5.	Supplier’s Responsibilities To End Users
5.1	Supplier agrees to perform [**]:

a.	[**]

b.	[**]

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c.	[**]

d.	[**]

e.	[**]

f.	[**]

g.	[**].

5.2	Marketing to Public Sector End Users
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6.	Demonstration and Evaluation Products and Services
Supplier may acquire from Buyer Products and Services for demonstration and evaluation purposes, unless Buyer specifies otherwise. Such Products and Services must be used primarily in support of Supplier’s Sales Assistant activities.
7.	Trademarks
Buyer will notify Supplier in writing of the applicable Buyer trademarks, logos and/or emblems (“Buyer Marks”) Supplier is authorized to use. Buyer will provide Supplier with written guidelines regarding the use of Buyer Marks, which Buyer may periodically modify. Supplier may use the Buyer Marks only:
a.	In association with Products and Services Buyer authorizes Supplier to market; and

b.	as described in the written guidelines provided to Supplier.
Supplier agrees not to register or use any mark that is confusingly similar to any of the Buyer’s Marks. Buyer’s Trademarks and any goodwill resulting from them, belong to Buyer.
8.	Confidential Information
The following shall be considered Supplier’s Confidential Information under the terms and conditions of CDA #[**] dated February 2, 1999 and any Supplements thereto which have been signed or which may be signed in the future:
a.	All information marks or otherwise states to be confidential;

b.	Any information Supplier identifies as “Confidential” on a Supplier website or on Supplier’s systems; Buyer’s accessing of such information is considered Buyer’s Agreement to accept it as confidential;

c.	Any of the following prepared or provided by Supplier:
(1)	Sale leads;

(2)	Information regarding End Users;

(3)	Unannounced information about Products or Services;

(4)	Business plans; or

(5)	Market intelligence; and
d.	Any of the following information Buyer provides to Supplier on Buyer’s request:
(1)	Reporting data;

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(2)	Financial data;

(3)	The business plan;

(4)	Customer satisfaction data; or

(5)	Sales information.
9.	Supplier and Supplier Personnel
Notwithstanding anything to the contrary in this Attachment, Supplier remains an independent contractor and this Agreement does not create an agency, partnership or joint venture relationship between Buyer and Supplier or Buyer and Supplier’s personnel. Buyer assumes no liability or responsibility for Supplier Personnel. Supplier will: (i) ensure it and Supplier Personnel are in compliance with all laws, regulations, ordinances and licensing requirements; (ii) be responsible for the supervision, control, compensation, withholdings, health and safety of Supplier’s personnel; (iii) ensure that Supplier personnel performing Services on Buyer’s or Customer’s premises comply with On Premises Guidelines set forth below; (iv) inform Buyer if a former employee of Buyer will be assigned work under this Agreement, such assignment subject to Buyer’s approval; (v) be solely responsible for training of Supplier personnel and for establishing and maintaining records pertaining to such training which will be subject to audit by Buyer or as part of an ISO audit; (vi) upon request, provide Buyer, for export evaluation purposes, the country of citizenship and permanent residence and immigration status of assigned Supplier personnel (Buyer retaining the right to refuse to accept the assignment of Buyer personnel for export reasons); and (vii) Supplier personnel comply with Buyer’s Business Conduct Guidelines.
10.	On Premises Guidelines
Supplier will ensure that Supplier Personnel assigned to work on Buyer’s or Buyer’s Customer’s premises will:
(1)	to the extent permitted by local law, participate in a pre-assignment criminal background check covering the regions in which the person was employed, assigned or resided for the past seven years (or longer as required by local law) , and Supplier will only assign personnel who have not been convicted of any crime or offense: (1) punishable as a felony or with a maximum term of imprisonment of one year or more; or (2) involving an act of dishonesty, fraud, deceit or misrepresentation or which involves conduct which would cause a reasonable person to have substantial doubts about the individual’s honesty, fairness, respect for the rights of others, or for the laws. In the event the background check is completed after the assignment is made and the assignee fails the background check, Supplier will not disclose any details of the background report to Buyer. Instead, Supplier will inform Buyer that Supplier cannot be compliant with the terms of this Agreement if the assignee remains with Buyer under the terms of this Attachment

(2)	maintain a current and complete list of the persons’ names and social security/employee identification numbers;

(3)	obtain from Buyer for each person a valid identification badge from and ensure that it is displayed to gain access to and while on Buyer’s premises (it is Buyer’s policy to deactivate such badges if not used for one month);

(4)	maintain a signed acknowledgment that each person will comply with Buyer’s posted Safety and Security Guidelines;

(5)	ensure that each person with regular access to Buyer’s and Buyer’s customer’s premises complies with all parking restrictions and with vehicle registration requirements if any;

(6)	at Buyer’s request, remove a person from Buyer’s or Buyer’s customer’s premises and not reassign such person to work on Buyer’s or Buyer’s customer’s premises (Buyer is not required to provide a reason for such request), and

(7)	notify Buyer immediately upon completion or termination of any assignment and return Buyer’s identification badge and any other items or materials provided by Buyer (and upon request, provide documentation of compliance with this requirement).
11.	General Business Activity Restriction
Supplier will ensure that Supplier personnel assigned to work on Buyer’s or Buyer’s customer’s premises:
(1)	will not conduct any non-Buyer related business activities (such as interviews, hirings, dismissals, or personnel solicitations);

(2)	will not conduct Supplier’s personnel training (except for training relating to such employee’s assignment under this Attachment);

(3)	will not attempt to participate in Buyer or Buyer customer benefit plans or activities;

(4)	will not send or receive non-Buyer related mail or e-mail through Buyer or Buyer customer’s mail or e-mail systems; and

(5)	will not sell, advertise or market any products or distribute printed, written or graphic materials on Buyer’s or Buyer’s customer’s premises without Buyer’s written permission.
12.	Buyer’s Safety and Security Guidelines
Supplier will ensure that Supplier personnel assigned to work on Buyer’s or Buyer’s Customer’s premises:
(1)	do not bring weapons of any kind onto Buyer’s or Buyer’s Customer’s premises;

(2)	do not manufacture, sell, distribute, possess, use or be under the influence of controlled substances (for nonmedical reasons) or alcoholic beverages while on Buyer’s or Buyer’s Customer’s premises;

(3)	do not have in their possession hazardous materials of any kind on Buyer’s or Buyer’s Customer’s premises without Buyer’s authorization;

(4)	acknowledge that all persons, property, and vehicles entering or leaving Buyer’s or Buyer’s Customer’s premises are subject to search; and

(5)	remain in authorized areas only (limited to the work locations, cafeterias, rest rooms and, in the event of a medical emergency, Buyer’s or Buyer’s Customer’s medical facilities). Supplier will promptly notify Buyer of any accident or security incidents involving loss of or misuse or damage to Buyer’s intellectual or physical assets; physical altercations; assaults; or harassment and provide Buyer with a copy of any accident or incident report involving the above. Supplier must coordinate with Buyer or Customer access to Buyer’s or Buyer’s Customer’s premises during non-regular working hours.
13.	Asset Control
In the event Supplier Personnel has access to information, information assets, supplies or other property, including property owned by third parties but provided to Supplier personnel by Buyer (“Buyer Assets”), Supplier personnel:

(1)	will not remove Buyer Assets from Buyer’s or Buyer’s Customer’s premises without Buyer’s authorization;

(2)	will use Buyer Assets only for purposes of this Agreement and reimburse Buyer for any unauthorized use;

(3)	will only connect with, interact with or use programs, tools or routines that Buyer agrees are needed to provide Services;

(4)	will not share or disclose user identifiers, passwords, cipher keys or computer dial port telephone numbers;

(5)	in the event the Buyer Assets are confidential, will not copy, disclose or leave such assets unsecured or unattended. Buyer may periodically audit Supplier’s data residing on Buyer Assets; and

(6)	will comply with Buyer’s Security and Use Guidelines for IBM Employees..
14.	Supervision of Supplier’s Personnel
Supplier will provide continual supervision of its personnel provided under this Agreement, at no additional cost to Buyer. Supplier’s supervisor shall have full supervisory authority over all day-to-day employment relationship decisions relating to Supplier’s personnel, including those decisions relating to: wages, hours, terms and conditions of employment, hiring, discipline, performance evaluations, termination, counseling and scheduling. Supplier’s supervisors responsible for each work location will be responsible to know that work location’s planned holiday (and other closing) schedules and the impacts all such schedules have on Supplier’s personnel. Supplier will conduct orientation sessions with its personnel before placement on an assignment with Buyer, during which orientation such personnel will be told who their Supplier supervisor is and how that supervisor can be contacted. Supplier will, from time to time, ensure that all of its personnel working under this Agreement continue to be aware of this information.
15.	Business Reviews
The parties will review issues relating to assignment of Sales Assistants at the quarterly meetings contemplated in Attachment C.